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                                                                    Exhibit 4.13

                              CERTIFICATE OF TRUST
                          OF ST. PAUL CAPITAL TRUST II

     The undersigned, the trustees of St. Paul Capital Trust II, desiring to form a business trust pursuant to Delaware Business Trust Act, 12 Del.
C. Section 3801 et. seq., hereby certify as follow:

     (a) The name of the business trust being formed hereby (the "Trust") is "St. Paul Capital Trust II."

     (b) The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

          Chase Manhattan Bank USA, National Association
          c/o J.P. Morgan Chase
          Attn: Institutional Trust Services
          500 Stanton Christiana Road
          Newark, DE 19713

     (c) This Certificate of Trust may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

     (d) This Certificate of Trust shall be effective as of its filing.

     IN WITNESS WHEREOF, the undersigned, being all of the initial trustees of the Trust, have executed this Certificate of Trust.



                                       CHASE MANHATTAN BANK USA,
                                       NATIONAL ASSOCIATION,
                                         as Trustee


                                       By: /s/ John Cashin
                                           -------------------------------------
                                           Name:  John Cashin
                                           Title: Vice President


                                       By: /s/ Bruce A. Backberg
                                           -------------------------------------
                                           Name:  Bruce A. Backberg, as Trustee